As filed with the Securities and Exchange Commission on May 24, 2010.
Registration No. 33-59341
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRE-PAID LEGAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Oklahoma
(State or other jurisdiction of incorporation or organization)
73-1016728
(I.R.S. Employer Identification Number)

One Pre-Paid Way

Ada, Oklahoma 74820

(580) 436-1234

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________
Randy Harp Co-Chief Executive Officer Pre-Paid Legal Services, Inc. One Pre-Paid Way Ada, Oklahoma 74820 (580) 436-1234	Copies to: Roger A. Stong, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, Oklahoma 73102 (405) 239-6614
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.  Termination of registration statement and deregistration of related securities that were not resold pursuant to the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

EXPLANATORY NOTE

On May 16, 1995, Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), filed a registration statement on Form S-3, Registration Number 33-59341 (the "Registration Statement"), with the Securities and Exchange Commission to register the sale by the selling securityholders named in the Registration Statement of 656,250 shares of common stock, par value $0.01 per share (the "Securities").

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities remaining unsold.  The Company seeks to deregister the Securities because it has no obligation to the selling securityholders to keep the Registration Statement effective.  The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Securities registered under the Registration Statement that were not resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ada, State of Oklahoma, on May 24, 2010.

PRE-PAID LEGAL SERVICES, INC. (Registrant)
By:	/s/ Randy Harp
Randy Harp, Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons as of this 21st day of May, 2010, in the capacities set forth below:

Signatures	Title

/s/Harland C. Stonecipher	Chairman of the Board of Directors
Harland C. Stonecipher

/s/ Randy Harp	Co-Chief Executive Officer, President and Chief Operating Officer (Co-Principal Executive Officer)
Randy Harp

/s/ Mark Brown	Co-Chief Executive Officer, Senior Vice President and Chief Marketing Officer (Co-Principal Executive Officer)
Mark Brown

/s/ Steve Williamson	Chief Financial Officer (Principal Financial and Accounting Officer)
Steve Williamson

/s/ Orland G. Aldridge	Director
Orland G. Aldridge

/s/ Martin H. Belsky	Director
Martin H. Belsky

/s/ Peter K. Grunebaum	Director
Peter K. Grunebaum

/s/ John W. Hail	Director
John W. Hail

/s/ Duke R. Ligon	Director
Duke R. Ligon